Exhibit 5(a)

Annuities Service Center Financial Professionals: 1-800-513-0805 Fax 1-800-576-1217 www.prudentialannuities.com
Premier® Investment	Regular Mail Delivery Annuities Service Center P.O. Box 7960 Philadelphia, PA 19176

Variable Annuity Application Form Annuities are issued by Pruco Life Insurance Company of New Jersey	Overnight Service, Certified or Registered Mail Delivery Prudential Annuities Service Center 2101 Welsh Road Dresher, PA 19025

PRODUCT SELECTION ¶	| | B Series | | C Series

SECTION 1 ¢	OWNERSHIP INFORMATION

A. TYPE OF OWNERSHIP - Select One

Non Entity:	☐ Natural Person(s)		☐ UTMA/UGMA

Entity:	☐ Custodian	☐ Trust*	☐ Nonqualified Deferred Compensation Plan*	☐ Qualified Plans*

*If the Owner is a Trust, Corporation or other entity you must complete and submit the Certificate of Entity form with this application.

B. OWNER

Name (First, Middle, Last, or Trust / Entity)	☐ Male ☐ Female	Birth Date (Mo - Day - Yr)	SSN / TIN
- -

Street Address	City	State	ZIP

Telephone Number	E-mail Address

☐ U.S. Citizen ☐ Resident Alien/Citizen of:

☐ Non-Resident Alien/Citizen of:	(Submit IRS Form W-8 (BEN, ECI, EXP or IMY))

C. CO-OWNER - Not available for entity-owned Annuities or Qualified Annuities.

☐ Check here to designate the Co-Owners as each other’s Primary Beneficiary.

Name (First, Middle, Last)	☐ Male ☐ Female	Birth Date (Mo - Day - Yr)	SSN / TIN

Street Address	City	State	ZIP

Telephone Number	☐ U.S. Citizen ☐ Resident Allen/Citizen of:

☐ Non-Resident Alien/Citizen of:	(Submit IRS Form W-8 (BEN, ECI, EXP or IMY))

Relationship to Owner:

D. ANNUITANT - Complete this Section if the Annuitant is not the Owner.

Name (First, Middle, Last)	☐ Male ☐ Female	Birth Date (Mo - Day - Yr)	SSN / TIN

Street Address	City	State	ZIP

Telephone Number	☐ U.S. Citizen ☐ Resident Allen/Citizen of:

☐ Non-Resident Alien/Citizen of:	(Submit IRS Form W-8 (BEN, ECI, EXP or IMY))

P-PIVA-APP(5/14)NY	ORD 208003 NY	page 1 of 7

SECTION 2 ¢	BENEFICIARY INFORMATION - NOTE: IF MORE THAN 3 BENEFICIARIES SEE SECTION 5
• For Custodial IRA contracts, the Custodian must be listed as the Beneficiary.
• For Qualified contracts (Profit Sharing Plan, 401(k), etc.) other than an IRA, Roth IRA, SEP-IRA or 403(b), the Plan must be listed as the Beneficiary.

Indicate classifications of each Beneficiary. Percentage of benefit for all Primary Beneficiaries must total 100%. Percentage of benefit for all Contingent Beneficiaries must total 100%. If the Co-Owners have been chosen as each other’s Primary Beneficiary, then only Contingent Beneficiaries may be designated below.

Name (First, Middle, Last)	☐ Male ☐ Female	Birth Date (Mo - Day - Yr)
- -

Street Address	City	State	ZIP

☐ Primary ☐ Contingent	Telephone Number	SSN/TIN

Relationship	Percentage	%

Name (First, Middle, Last)	☐ Male ☐ Female	Birth Date (Mo - Day - Yr)
- -

Street Address	City	State	ZIP

☐ Primary ☐ Contingent	Telephone Number	SSN/TIN

Relationship	Percentage	%

Name (First, Middle, Last)	☐ Male ☐ Female	Birth Date (Mo - Day - Yr)
- -

Street Address	City	State	ZIP

☐ Primary ☐ Contingent	Telephone Number	SSN/TIN

Relationship	Percentage	%

SECTION 3 ¢	ANNUITY INFORMATION

A. TYPE OF CONTRACT TO BE ISSUED

☐ Non-Qualified ☐ SEP-IRA* ☐ Roth 401(k)*(Plan Year) | | ☐ 457(b)*(gov’t. entity)
☐ 401*(Plan Year) | | ☐ IRA ☐ Roth IRA ☐ 403(b)* ☐ 457(b)*(501(c) tax-exempt)

☐ Other

*The following information is only required if the contract is being issued under an employer sponsored plan, including a Simplified Employee Pension Plan (SEP):
Are you Self Employed? ☐ Yes ☐ No

Employer Plan No. (if available)	Employer Plan Name

Street Address	City	State	Zip

B. PURCHASE PAYMENTS

Make all checks payable to Pruco Life Insurance Company of New Jersey. Purchase Payments may be restricted by Pruco Life Insurance Company of New Jersey; please see your prospectus for details.
SOURCE OF FUNDS
☐ Non-Qualified ☐ SEP-IRA ☐ 403(b) ☐ Traditional IRA ☐ 401(a) ☐ Roth IRA ☐ 401(k)

☐ Other

If Purchase Payment is not included, please check one or both of these boxes:
☐ Transfer of Asset Paperwork Submitted ☐ Applicant Requesting Funds (if permitted) (Continued)

P-PIVA-APP(5/14)NY	ORD 208003 NY	page 2 of 7

SECTION 3 ¢ ANNUITY INFORMATION (continued)

QUALIFIED CONTRACT PAYMENT TYPE		NON-QUALIFIED CONTRACT PAYMENT TYPE
Indicate type of initial estimated payment(s).		Indicate type of initial estimated payment(s).
☐ Transfer	$| |	☐ 1035 Exchange	$ | |
☐ Rollover	$| |	☐ Amount Enclosed	$ | |
☐ Direct Rollover	$| |	☐ CD Transfer or
☐ IRA/Roth IRA		Mutual Fund Redemption	$ | |
Contribution	$| | for tax year | |
If no year is indicated, contribution defaults to current tax year.

C. RETURN OF PURCHASE PAYMENTS DEATH BENEFIT RIDER

If you elect the Return of Purchase Payments Death Benefit Rider, age restrictions must be met. Investment restrictions and additional charges apply. If no election is made you will receive the basic death benefit under your contract. Please see the prospectus for details.
☐ I elect the Return of Purchase Payments Death Benefit Rider

SECTION 4 ¢ INVESTMENT SELECTION - NOTE: ALL ELECTIONS MUST BE IN WHOLE PERCENTAGES, NOT DOLLARS AUTOMATIC REBALANCING

☐ Check here if you would like the below percentages to rebalance. Indicate the day of the month and frequency.

Day of the Month (1st - 28th) _ Rebalancing Frequency: ☐ Monthly ☐ Quarterly ☐ Semi-Annually ☐ Annually

INVESTMENTALLOCATIONS - If you DID NOT ELECT the Return of Purchase Payments Death Benefit Rider in Section 3C, you may choose from the following Portfolios in any percentage combination totaling 100%:

ASSET ALLOCATION		DOMESTIC EQUITY
Themed		Large-Cap Growth		Mid-Cap Growth
| |	AST BlackRock Multi-Asset Income	| |	AST Jennison Large-Cap Growth	| |	AST Goldman Sachs Mid-Cap Growth
| |	AST Franklin Templeton K2 Global Absolute Return	| |	AST Loomis Sayles Large-Cap Growth	| |	AST Neuberger Berman Mid-Cap Growth
		| |	AST MFS Growth	Mid-Cap Value
| |	AST Goldman Sachs Global Growth Allocation	| |	AST T. Rowe Price Large- Cap Growth	| |	AST Mid-Cap Value
| |	AST Prudential Flexible Multi-Strategy	Large-Cap Blend		| |	AST Neuberger Berman / LSV Mid-Cap Value
| |	AST T. Rowe Price Diversified Real Growth	| |	AST AQR Large-Cap	Small-Cap Growth
Traditional		| |	AST ClearBridge Dividend Growth	| |	AST Small-Cap Growth
| |	AST Managed Equity	| |	AST QMA Large-Cap	Small-Cap Value
| |	AST Managed Fixed Income	| |	AST QMA US Equity Alpha	| |	AST Goldman Sachs Small-Cap Value
| |	AST Quantitative Modeling	Large-Cap Value		| |	AST Small-Cap Value
		| |	AST Goldman Sachs Large-Cap Value
		| |	AST Herndon Large-Cap Value
		| |	AST Large-Cap Value
		| |	AST MFS Large-Cap Value
		| |	AST T. Rowe Price Equity Income

(Continued)

P-PIVA-APP(5/14)NY	ORD 208003 NY	page 3 of 7

SECTION 4 ¢	INVESTMENT SELECTION - NOTE: ALL ELECTIONS MUST BE IN WHOLE PERCENTAGES, NOT DOLLARS (continued)

INTERNATIONAL EQUITY Developed Markets

| |	AST International Growth

| |	AST International Value

| |	AST MFS Global Equity

Emerging Markets

| |	AST AQR Emerging Markets Equity

| |	AST Parametric Emerging Markets Equity

| |	AST QMA Emerging Markets Equity

FIXED INCOME Domestic

| |	AST Lord Abbett Core Fixed Income

| |	AST Money Market

| |	AST Neuberger Berman Core Bond

| |	AST PIMCO Limited Maturity Bond

| |	AST PIMCO Total Return Bond

| |	AST Prudential Core Bond

| |	AST Western Asset Core Plus Bond

High Yield

| |	AST High Yield

International

| |	AST Templeton Global Bond

Emerging Markets
| |	AST Western Asset Emerging Markets Debt

Non-Traditional

| |	AST Goldman Sachs Strategic Income

ALTERNATIVES

| |	AST Cohen & Steers Realty

| |	AST FQ Absolute Return Currency

| |	AST Global Real Estate

| |	AST Jennison Global Infrastructure

| |	AST T. Rowe Price Natural Resources

Total | |%

INVESTMENT ALLOCATIONS - If you ELECTED the Return of Purchase Payments Death Benefit Rider in Section 3C, you must choose from the following Asset Allocation Portfolios in any percentage combination totaling 100%:

| |	AST BlackRock Multi-Asset Income

| |	AST Goldman Sachs Global Growth Allocation

| |	AST Managed Fixed Income

| |	AST Quantitative Modeling

| |	AST Prudential Flexible Multi-Strategy

| |	AST T. Rowe Price Diversified Real Growth

Total | |%

SECTION 5 ¢	ADDITIONAL INFORMATION

If needed for:	• Special Instructions • Beneficiaries • Contingent Annuitant (for custodial contracts only)
• Annuity Replacement • Entity Authorized Individuals

P-PIVA-APP(5/14)NY	ORD 208003 NY	page 4 of 7

SECTION 6 M	OWNER ACKNOWLEDGEMENTS

El By checking this box and signing below, I consent to receiving the prospectus for this variable annuity on the compact disc (the “CD Prospectus”) contained within the sales kit for this annuity. I acknowledge that I (i) have access to a personal computer or similar device (ii) have the ability to read the CD Prospectus using that technology and (iii) am willing to incur whatever costs are associated with using and maintaining that technology. With regard to prospectus supplements and other amended/updated prospectuses created in the future, I understand that such documents may be delivered to me in paper form.

•

I represent that the Annuity for which I am applying is not being purchased for speculation, arbitrage, viatication or any other type of collective investment scheme now or at any time prior to its termination; and

•	I acknowledge that the Annuity for which I am applying may not be traded on any stock exchange or secondary market; and

•	I represent that I am not being compensated in any way for the purchase of the Annuity for which I am applying; and

•

I understand that if I have purchased another Non-Qualified Annuity from Pruco Life Insurance Company of New Jersey or an affiliated company this calendar year that they will be considered as one annuity for tax purposes. If I take a distribution from any of these contracts, the taxable amount of the distribution will be reported to me and the IRS based on the earnings in all such contracts purchased during this calendar year; and

•	This variable annuity is suitable for my investment time horizon, goals and objectives and financial situation and needs; and

•

I understand that annuity payments, benefits or surrender values, when based on the investment experience of the separate account investment options, are variable and not guaranteed as to a dollar amount; and

•	I represent to the best of my knowledge and belief that the statements made in this application are true and complete; and

•	I acknowledge that I have received a current prospectus for this annuity.

SECTION 7 M	OWNER & FINANCIAL PROFESSIONAL - REPLACEMENT INFORMATION

REQUIRED •	Both the Owner Response and the Financial Professional Response columns must be completed.

Replacement Questions	Owner Response	Financial Professional Response
Does the Owner have any existing individual life insurance policies or annuity contracts?	EI Yes EI NO	EI Yes EI NO

Will this annuity replace or change any existing individual life insurance policies or annuity contracts?

(If yes, complete the following and submit the required Regulation 60 paperwork.)

If yes - Company  |                                                                        |

	EI Yes EI NO	EI Yes EI NO

Policy #: | | Year Issued • | |

P-PIVA-APP(5/14)NY	ORD 208003 NY	page 5 of 7

SECTION 8 ¢	OWNER SIGNATURE(S)

REQUIRED ¶	State where signed | |	(If contract is issued in a State other than the Owner’s State of Residence, a Contract Situs Form may be required.)

OWNER’S TAX CERTIFICATION (SUBSTITUTE W-9)

Under penalty of perjury, I certify that the taxpayer identification number (TIN) I have listed on this form is my correct TIN.

I further certify that the citizenship/residency status I have listed on this form is my correct citizenship/residency status.

☐ I have been notified by the Internal Revenue Service that I am subject to backup withholding due to underreporting of interest or dividends.
The Internal Revenue Service does not require your consent to any provision of this document other than the certifications required to avoid backup withholding.

SIGN HERE ¶	| |	| - - |
	Owner Signature	Month Day Year

TITLE (if any) ¶	| |
If signing on behalf of an entity, you must indicate your official title / position with the entity; if signing as a Trustee for a Trust, please provide the Trustee designation.

SIGN HERE ¶	| |	| - - |
	Co-Owner Signature	Month Day Year

SIGN HERE ¶	| |	| - - |
	Annuitant Signature (if different from Owner)	Month Day Year

P-PIVA-APP(5/14)NY	ORD 208003 NY	page 6 of 7

SECTION 9 ¢ FINANCIAL PROFESSIONAL ACKNOWLEDGEMENTS AND SIGNATURE(S)

FINANCIAL PROFESSIONAL STATEMENT

I am authorized and/or appointed to sell this variable annuity. I have fully discussed and explained the variable annuity features and charges including restrictions to the Owner. I believe this variable annuity is suitable given the Owner’s investment time horizon, goals and objectives, and financial situation and needs. I represent that: (a) I have delivered current applicable prospectuses and any supplements for the variable annuity (which includes summary descriptions of the underlying investment options); and (b) have used only current Pruco Life Insurance Company of New Jersey approved sales material.

I certify that I have truly and accurately recorded on this application the information provided by the applicant. I acknowledge that Pruco Life Insurance Company of New Jersey will rely on this statement.

SIGN HERE ¶	| |	| - - |
	Financial Professional Signature	Month Day Year

SIGN HERE ¶	| |	| - - |
	Financial Professional Signature	Month Day Year

A. FINANCIAL PROFESSIONAL

Name (First, Middle, Last)	Percentage

| |	| |%

ID Number	Telephone Number	E-mail

| |	| |	| |

Name (First, Middle, Last)	Percentage

| |	| |%

ID Number	Telephone Number	E-mail

| |	| |	| |

PLEASE SELECT ¶	For Financial Professional Use Only. Please contact your home office with any questions.
☐ Option A ☐ Option B ☐ Option C

B. BROKER/DEALER

Name	| |

FOR BROKER/DEALER USE ONLY	| |	| |
	Networking No.	Annuity No. (If established)

P-PIVA-APP(5/14)NY	ORD 208003 NY	page 7 of 7